                                                                    EXHIBIT 10.3

                         THIRD WAVE TECHNOLOGIES, INC.
                      1997 NONQUALIFIED STOCK OPTION PLAN

     1. PURPOSE. The purpose of the THIRD WAVE TECHNOLOGIES, INC., NONQUALIFIED STOCK OPTION PLAN (the "Plan") is to encourage certain employees, and certain members of, and advisors to, the Board of Directors of the Corporation of Third Wave Technologies, Inc. (the "Corporation") to acquire to increase their stock ownership in the Corporation, to provide and incentive to such individuals to promote the financial success of the Corporation, and to enable the Corporation to attract and retain the personnel necessary for continued growth and profitability.

     2. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective as of January 1, 1997, and shall continue in effect for an indefinite period thereafter subject to termination as provided in Paragraph 16.

     3. STOCK SUBJECT TO PLAN. Only common stock, with $1.00 par value per share, of the Corporation ("Common Stock") may be issued pursuant to options granted under this Plan. The maximum number of shares of Common Stock that may be issued pursuant to the exercise of options granted under the Plan ("Options") is One Hundred Fifty (150) shares of the Corporation's common stock, subject to any adjustments provided in Paragraph 15. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for further grants under the Plan.

     4. ADMINISTRATION. The Plan shall be administered by the committee described in Paragraph 5 (the "Committee"). Subject to the express provisions of the Plan, the Committee shall have complete authority in its discretion to determine those employees, directors, and advisors ("Participants") to whom Options shall be granted, the Option Price, the Option Periods and the number of shares subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have the authority in its discretion to prescribe the time or times at which Options may be exercised, the limitations upon the exercise of Options (including limitations effective upon death, disability or termination of employment of any Participant) and the restrictions, if any, to be imposed upon the transferability of shares acquired upon exercise of Options. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Corporation and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Option Agreements described in Paragraph 13 (which need not be identical), to determine whether the shares delivered upon exercise of Options will be treasury shares or will be authorized but previously unissued shares, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination on the matters referred to in this Paragraph shall be conclusive.

     5. COMMITTEE. The Committee shall consist of not less than three members of the Board of Directors who are not eligible, and have not at any time within one year prior to appointment to the Committee been eligible, to receive options under the Plan or any other plan of the Corporation entitling participants therein to acquire stock or stock options of the Corporation.
The Committee shall be appointed members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may hold meetings by use of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

     6. ELIGIBILITY. Options may be granted under the Plan to those employees, directors and advisors designated as eligible to participate by the Committee. Such designations shall be subject to the approval of the Board of Directors. The Committee shall inform each individual so designated of his or her eligibility to participate in the Plan. Participation in the Plan shall be entirely voluntary. Members of the Committee shall not, while serving as members of the Committee, be eligible to receive Options.

     7. STOCK OPTIONS. The number of shares subject to any Options granted under this Plan shall be established by the Committee. The Committee shall notify each Participant of the number of shares subject to the Option granted to the Participant.

     8. OPTION PRICE. The Option Price per share shall be determined by the Committee at the time each Option is granted. The Committee shall notify each Participant of the Option Price per share of the stock subject to the Option granted to the Participant.

     9. OPTION PERIODS. The term of each Option shall be for a period determined by the Committee (the "Option Period"). An Option shall be considered granted on the date the Committee acts to grant the Option, or such other date as the Committee shall specify. The Committee shall inform each Participant of the Option Period applicable to the Option granted to the Participant. Each Option shall be subject to earlier termination as described under Paragraph 16.

     10. EXERCISE OF OPTIONS. Each Option may be exercised at any time during the option period for such Option (subject to the restrictions in Paragraph 12, and in the Option Agreements referred to in Paragraph 13) by written notice delivered to an officer of the Corporation, stating the number of shares with respect to which the Option is being exercised. In no event shall the Corporation be required to transfer fractional shares to a Participant.

     11. PAYMENT FOR SHARES. Within five (5) business days following the date of exercise, the Participant shall make full payment of the Option Price either: (i) in cash; (ii) with the consent of the Committee, by tendering previously acquired shares of Common Stock (valued at their fair market value, as determined by the Committee, as of the date of exercise); or (iii) any combination of (i) or (ii). Shares of Common Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the entire Option Price for the shares so purchased, certificates for such shares shall be delivered to the Participant. Such certificates shall bear a legend on the reverse side reflecting the transfer restrictions described in Paragraph 12.

     12. TRANSFER RESTRICTIONS. Shares of common stock purchased under the Plan are governed by, and may not be sold or otherwise disposed of except in compliance with (i) the Corporation's Bylaws and (ii) the registration requirements of the Securities Act of 1933 and any applicable state securities laws (unless such transaction is, in the opinion of counsel for the Corporation, exempt from registration under such Act and laws). The transferability of such shares shall be subject to the restrictions contained in the Shareholder Agreement dated as of July 29, 1994, and the Participant agrees to execute such documents as may be required by the Corporation to become an "Agreeing Shareholder" as such term is defined in the Shareholder Agreement.

     13. OPTION AGREEMENTS. Options granted pursuant to the Plan shall be evidenced by stock option agreements ("Option Agreements") between the Corporation and The Participant to whom the Option is granted, in such form as the Committee shall from time to time adopt.

     14. TERMINATION OF OPTION. Except as hereinafter provided, no Option may be exercised later than three months after a Participant terminates his or her employment, or services with the Corporation or its Subsidiaries, as the case may be. If such termination results from the deliberate, willful or gross misconduct of a Participant, then the Option may not be exercised and all of the Participant's rights in the Option shall be forfeited upon termination. If such termination results from the disability of a Participant within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, any Option may be exercised at any time within twelve months after such termination of employment, but in no event beyond the Option Period. If such termination results from death of a Participant, the personal representative of the Participant's estate, or a person who by bequest, inheritance, or otherwise by reason of the Participant's death, acquired the right to exercise the Option, may exercise any Option at any time within three years after the death of such Participant, but in no event beyond the Option Period. The Committee may impose additional restrictions upon the exercise of Options after termination of employment or services with the Corporation, including prohibition of such exercise.

     15. NONTRANSFERABILITY OF OPTIONS. Options under the Plan are not transferable by a Participant other than by will or the laws of descent or distribution, and may be exercised during the lifetime of a Participant only by the Participant.

     16. ADJUSTMENT OF NUMBER OF SHARES. In the event of any change in the number or kind of shares of outstanding common stock of the Corporation by reason of stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the Committee shall, consistent with such change, appropriately adjust the number and kind of shares which thereafter may be optioned and sold under the Plan, the number and kind of shares under Option in outstanding Option Agreements, and the purchase price per share thereof. The determination of the Committee as any such adjustment shall be final and conclusive. No adjustment or substitution provided for in this paragraph shall require the Corporation in any Stock Option Agreement to sell a fractional share, and the total substitution or adjustment with respect to each Option Agreement shall be limited accordingly.

     17. AMENDMENT, SUSPENSION, OR TERMINATION. The Board of Directors may from time to time amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No amendment shall, without the Participant's consent, alter or impair any amendment, suspension, or termination.

     18. APPLICABLE LAW. The Plan shall, to the extent not inconsistent with applicable federal law, be construed under the laws of the State of Wisconsin.

     Dated as of this 1st day of January, 1997.


                                        THIRD WAVE TECHNOLOGIES, INC.


                                        BY:
                                           -------------------------------------

                                        ATTEST:
                                               ---------------------------------


                                       3